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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

Board of Directors
bebe stores, inc.

        We consent to the incorporation by reference in Registration Statement Nos. 333-65201 and 333-62096 of bebe stores, inc. on Form S-8 of our report dated July 30, 2002, appearing in this Annual Report on Form 10-K of bebe stores, inc. for the fiscal year ended June 30, 2002.

        Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedules of bebe stores, inc., listed in Item 14(a)2. The financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth herein.

Deloitte & Touche LLP

San Francisco, California
September 25, 2002

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  EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES